UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☒	Definitive Proxy Statement
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EVANS & SUTHERLAND COMPUTER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 13, 2007

Dear Evans & Sutherland Shareholder:

You are cordially invited to attend Evans & Sutherland’s 2007 annual meeting of shareholders to be held on Thursday, May 17, 2007, at 11:00 a.m., local time, at our principal executive offices located at 770 Komas Drive, Salt Lake City, Utah 84108.

An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to the matters to be voted on, there will be a report on our progress and an opportunity for shareholders to ask questions.

I hope you will be able to join us. To ensure your representation at the meeting, I encourage you to complete, sign, and return the enclosed proxy card as soon as possible. Your vote is very important. Whether you own a few or many shares of stock, it is important that your shares be represented.

Sincerely,

David H. Bateman
President and
Chief Executive Officer

EVANS & SUTHERLAND
COMPUTER CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 17, 2007

TO THE SHAREHOLDERS:

The annual meeting of shareholders of Evans & Sutherland Computer Corporation will be held on Thursday, May 17, 2007, at 11:00 a.m., local time, at 770 Komas Drive, Salt Lake City, Utah 84108. At the meeting, you will be asked:

1.                To elect two directors to the Evans & Sutherland Computer Corporation Board of Directors to serve for terms more fully described in the accompanying proxy statement;

2.                To ratify the appointment of Tanner LC as the independent registered public accounting firm of Evans & Sutherland Computer Corporation for the fiscal year ending December 31, 2007; and

3.                To transact such other business as may properly be presented at the annual meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

If you were a shareholder of record at the close of business on March 30, 2007, you may vote at the annual meeting and any adjournment(s) thereof.

We invite all shareholders to attend the meeting in person. If you attend the meeting, you may vote in person even if you previously signed and returned a proxy.

FOR THE BOARD OF DIRECTORS

Paul L. Dailey
Chief Financial Officer and
Corporate Secretary

Salt Lake City, Utah
April 13, 2007

YOUR VOTE IS IMPORTANT. TO ASSURE REPRESENTATION OF YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

EVANS & SUTHERLAND
COMPUTER CORPORATION

770 Komas Drive
Salt Lake City, Utah 84108

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

GENERAL

Evans & Sutherland Computer Corporation, a Utah corporation, is soliciting the attached proxy on behalf of its Board of Directors to be voted at the 2007 annual meeting of shareholders to be held on Thursday, May 17, 2007, at 11:00 a.m., local time, or at any adjournment or postponement thereof. The annual meeting of shareholders will be held at Evans & Sutherland’s principal executive offices located at 770 Komas Drive, Salt Lake City, Utah 84108.

METHOD OF PROXY SOLICITATION

These proxy solicitation materials were mailed on or about April 18, 2007, to all shareholders entitled to vote at the meeting. Evans & Sutherland will pay the cost of soliciting proxies. These costs include the expenses of preparing and mailing proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy material. In addition to solicitation by mail, Evans & Sutherland’s directors, officers and employees may solicit proxies for the meeting by telephone, facsimile or otherwise. Directors, officers, or employees of Evans & Sutherland will not be additionally compensated for this solicitation but may be reimbursed for out-of-pocket expenses they incur.

VOTING OF PROXIES

Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies:

•       FOR the election of the Board of Directors’ nominees for directors; and

•       FOR ratification of the appointment of Tanner LC as Evans & Sutherland’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

We do not know of any other business that may be presented at the annual meeting. If a proposal other than those listed in the notice is presented at the annual meeting, your signed proxy card gives authority to the persons named in the proxy to vote your shares on such matters in their discretion.

REQUIRED VOTE

Record holders of shares of Evans & Sutherland’s common stock, par value $.20 per share, at the close of business on March 30, 2007, may vote at the meeting. Each shareholder has one vote for each share of common stock the shareholder owns. At the close of business on March 30, 2007, there were 11,089,166 shares of common stock outstanding.

The affirmative vote of a majority of a quorum of shareholders is required for approval of all items being submitted to the shareholders for their consideration, except for the election of directors, which is determined by a simple plurality of the votes cast. Evans & Sutherland’s bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business. An automated system administered by Evans & Sutherland’s transfer agent tabulates the votes. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Each is tabulated separately. Abstentions are counted as voted and broker non-votes are counted as unvoted for determining the approval of any matter submitted to the shareholders for a vote. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

REVOCABILITY OF PROXIES

You may revoke your proxy by giving written notice to the Corporate Secretary of Evans & Sutherland, by delivering a later proxy to the Corporate Secretary, either of which must be received prior to the annual meeting, or by attending the meeting and voting in person.

PROPOSAL ONE

ELECTION OF DIRECTORS

The authorized number of directors is currently fixed at five as established by the Board of Directors (the “Board” or “Board of Directors”) pursuant to Evans & Sutherland’s Amended and Restated Bylaws. The Board is divided into three classes, currently consisting of one or two directors each, whose terms expire at successive annual meetings. At the 2007 annual meeting, the shareholders of Evans & Sutherland will elect two directors to the Board of Directors. Upon the election of these two directors, there will be one vacancy on the Board of Directors. The proxies solicited hereunder cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Each of the directors elected at the 2007 annual meeting of shareholders will be elected to serve for a three-year term expiring at Evans & Sutherland’s annual meeting in 2010.

Each of the nominees elected as a director will continue in office until his respective successor is duly elected and qualified. The Board of Directors has nominated Messrs. David J. Coghlan and David H. Bateman for election as directors at the 2007 annual meeting. Messrs. Coghlan and Bateman are designated to fill positions having a term expiring in 2010. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the nominees. In the event a nominee is unable to serve, your proxy may vote for another person nominated by the Board of Directors to fill that vacancy. The Board of Directors has no reason to believe that its nominees will be unavailable or unable to serve as a director.

VOTE REQUIRED

A plurality of the votes cast at the meeting is required to elect a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

DIRECTORS

The Board of Directors has determined that all outside directors, Dr. Schneider, Mr. Coghlan, and General McCarthy, are independent as defined under Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. Corporate Governance Rules. There are no family relationships among any of Evans & Sutherland’s directors or executive officers. Set forth below is the principal occupation of, and certain other information regarding, the nominees and those directors whose terms of office will continue after the annual meeting.

Director Nominees—Terms Ending 2010

David J. Coghlan, Chairman of the Board, has been a director of Evans & Sutherland since May 2002 and Chairman of the Board since December 2004. Mr. Coghlan currently serves as Chairman of the Board of Quadnetics Group plc, a publicly quoted company based in the United Kingdom, where he has served in various senior capacities since 1993. Mr. Coghlan also currently serves as a non-executive Chairman of the Board of Quadrant Group Limited, and as a non-executive member of the Board of TrafficLand, Inc. Previously, Mr. Coghlan served as a Partner at Bain & Company. Mr. Coghlan earned his MBA from the Wharton School, University of Pennsylvania, and has degrees in law and financial management from the University of New South Wales, Australia. Age:  52

David H. Bateman, was appointed President and Chief Executive Officer of Evans & Sutherland in February 2007. Mr. Bateman joined Evans & Sutherland as Director of Business Operations in May 1998. He was appointed Vice President—Business Operations in March 2000 and Interim President and Chief Executive Officer and a member of the Board of Directors in June 2006. Before joining Evans & Sutherland, Mr. Bateman was President and Chief Operating Officer of Binghamton Simulator Company. Age: 64

Director Continuing in Office—Term Ending 2009

General James P. McCarthy, USAF (ret.) has been a director of Evans & Sutherland since May 2004. General McCarthy has been teaching at the U.S. Air Force Academy since retirement in 1992 and currently is the ARDI Professor of National Security and the Director of the Institute for Information Technology Applications. General McCarthy chairs the Task Force on Operation Enduring Freedom Lessons Learned in Afghanistan and Iraq and is a member of the Defense Science Board. General McCarthy has served on the Defense Policy Board advising the Secretary of Defense, among others. General McCarthy serves as a member of the board of directors of three other companies: EADS North America, Inc.; ISX Corporation; and NAVSYS Corporation. Age:  72

Director Continuing in Office—Term Ending 2008

Dr. William Schneider has been a director of Evans & Sutherland since May 2002. Dr. Schneider has served as the president of International Planning Services, Inc., a Washington-based international trade and finance firm, since 1986. In addition, Dr. Schneider is currently an adjunct fellow of the Hudson Institute. Dr. Schneider serves as an advisor to the U.S. government in several capacities; he is a consultant to the Departments of Defense, Energy, and State, and was appointed by Secretary of Defense Donald H. Rumsfeld in March 2001 to serve as chairman of the Defense Science Board. Dr. Schneider is also chairman of the Department of State’s Defense Trade Advisory Group. Dr. Schneider serves as a member of the boards of directors for four foreign public companies’ U.S. subsidiaries: BAE Systems, Inc.; MBDA USA, Inc.; EADS North America, Inc.; and ABB Susa, Inc. He earned his Ph.D. degree from New York University in 1968. Age: 65

BOARD MEETINGS AND COMMITTEES

It is the Board of Directors’ policy to be in attendance at each annual meeting of shareholders. All directors attended the 2006 annual meeting of shareholders. In fiscal year 2006, the Board of Directors held eight board meetings either in person or telephonically. Each member of the Board of Directors attended all of the meetings of the Board of Directors during the period he was a member of the Board of Directors during 2006 except General McCarthy who was unable to attend one of the meetings. In 2006, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served. The Board of Directors has established three committees: the Audit Committee, the Compensation and Stock Options Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee operates under the Audit Committee Charter and is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934. The Audit Committee Charter can be found on Evans & Sutherland’s website, www.es.com, in the Investor Relations, Corporate Governance section. The principal functions of the Audit Committee are to:

•       monitor the integrity of Evans & Sutherland’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•       monitor the independence and performance of Evans & Sutherland’s independent registered public accounting firm;

•       provide an avenue of communication among the independent registered public accounting firm, management and the Board of Directors;

•       encourage adherence to, and continuous improvement of, Evans & Sutherland’s policies, procedures and practices at all levels;

•       review areas of potential significant financial risk to Evans & Sutherland; and

•       monitor compliance with legal and regulatory requirements.

The Audit Committee currently consists of, David J. Coghlan, Dr. William Schneider, and General James P. McCarthy, all of whom are outside directors. The Board of Directors has determined that all members of the Audit Committee are independent as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Corporate Governance Rules. The Audit Committee held six meetings in 2006.

The Compensation and Stock Options Committee (the “Compensation Committee”) operates under the Compensation and Stock Options Committee Charter. The Compensation and Stock Options Committee Charter can be found on Evans & Sutherland’s website, www.es.com, in the Investor Relations, Corporate Governance section. The Compensation Committee reviews compensation and benefits for Evans & Sutherland’s executives and administers the grant of stock options under Evans & Sutherland’s existing plans. Pursuant to delegated authority from the Board of Directors, David H. Bateman, as Chief Executive Officer, approves all employee salaries except for those of Evans & Sutherland’s executive officers. The Compensation Committee consists of David J. Coghlan, Dr. William Schneider, and General James P. McCarthy. The Board of Directors has determined that all members of the Compensation and Stock Options Committee are independent as defined under Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. Corporate Governance Rules. The Compensation Committee held one meeting in 2006. Additional information regarding the Compensation Committee’s process and procedures for consideration of executive and director compensation is provided in the Compensation Committee Charter.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) operates under the Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee Charter can be found on Evans & Sutherland’s website, www.es.com, in the Investor Relations, Corporate Governance section. The Nominating Committee makes recommendations to the Board of Directors concerning candidates for election as directors, determines the composition of the Board of Directors and its committees, assesses the Board of Directors’ effectiveness, and develops and implements Evans & Sutherland’s corporate governance guidelines.

The process followed by the Nominating Committee to identify and evaluate candidates may include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board, as deemed appropriate by the Nominating Committee. The Nominating Committee is authorized to retain advisors and consultants and to compensate them for their services in identifying and evaluating potential candidates. The Nominating Committee did not retain any such advisors or consultants during 2006.

Shareholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to shareholders for election. The qualifications of recommended candidates will be reviewed by the Nominating Committee. If the Board determines to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, his or her name will be included in Evans & Sutherland’s proxy card for the shareholder meeting at which his or her election is recommended.

Although the Nominating Committee has not established any specific minimum qualifications for director nominees, the Nominating Committee will consider properly submitted shareholder recommendations for candidates who generally have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, and who would be most effective in conjunction with other Board Members. Recommendations from shareholders concerning nominees for election as a director should be sent to: Board of Directors, Nominating and Corporate Governance Committee, Evans & Sutherland Computer Corporation, 770 Komas Dr., Salt Lake City, Utah 84108. Recommendations must include the candidate’s name, business address and a description of the candidate’s background and qualifications for membership on the Board of Directors. The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.

Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating Committee will apply the criteria established by the Nominating Committee, which may include considerations such as the candidate’s integrity, business acumen, experience, diligence, conflicts of interest, and the ability to act in the interest of all shareholders. The Nominating Committee does not necessarily assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Evans & Sutherland believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Shareholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating Committee or the Board, by the procedures set forth herein under “Shareholder Proposals.”

The Nominating Committee consists of David J. Coghlan, Dr. William Schneider and General James P. McCarthy. The Board of Directors has determined that all members of the Nominating Committee are independent as defined by The NASDAQ Stock Market, Inc. Corporate Governance Rule 4200(a)(15). There was one meeting of the Nominating and Corporate Governance Committee held in 2006.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the ordinary course of business, Evans & Sutherland may engage in transactions which have the potential to create actual or perceived conflicts of interest between Evans & Sutherland and its directors and officers or their immediate family members. The Audit Committee charter requires that the Audit Committee review and approve any related party transaction or, in the alternative, that it notify and request action on the related party transaction by the full board of directors. While Evans & Sutherland has not adopted formal written procedures for reviewing such transactions, in deciding whether to approve a related party transaction, the Audit Committee may consider, among other things, the following factors:

•       information regarding the goods or services proposed to be provided, or being provided, by or to the related party;

•       the nature of the transaction and the costs to be incurred by Evans & Sutherland;

•       an analysis of the costs and benefits associated with the transaction, and a comparison of alternative goods or services available to Evans & Sutherland from unrelated parties;

•       an analysis of the significance of the transaction to Evans & Sutherland;

•       whether the transaction would be in the ordinary course of Evans & Sutherland’s business;

•       whether the transaction is on terms comparable to those that could be obtained in an arms length dealing with an unrelated third party;

•       whether the transaction could result in an independent director no longer being considered independent under Nasdaq rules; and

•       any other matters the committee deems appropriate

After considering these and other relevant factors, the Audit Committee will either (1) approve or disapprove the related party transaction, or (2) will notify and request action on the related party transaction by the full board of directors. The Audit Committee will not approve any related party transaction which is not on terms that it believes are fair and reasonable to Evans & Sutherland.

Based on information provided by the directors and the executive officers, the Audit Committee has determined that there are no related person transactions to be reported in this Proxy Statement except as described below.

David J. Coghlan is a director of Quest Flight Training Limited, or Quest, a joint venture between Evans & Sutherland and Quadrant Group Limited, of which Mr. Coghlan is non-executive chairman of the board of directors. Members of Mr. Coghlan’s family own an indirect beneficial ownership in a majority of the outstanding shares of Quadrant Group Limited. Mr. Coghlan has disclaimed any beneficial ownership in said interest in Quadrant Group Limited.

Until May 26, 2006, Evans & Sutherland and Quadrant Group Limited each owned a 50% interest in Quest. Also until May 26, 2006, Evans & Sutherland and Quadrant Systems Ltd., wholly owned by Quadrant Group Limited, were under contract with Quest to provide certain services in order for Quest to meet its contract requirements to provide turnkey training to the United Kingdom Royal Air Force and other third party training. Evans & Sutherland and Quest had entered into a twenty-five year contract requiring Evans & Sutherland to provide maintenance support to Quest for an annual base year value adjusted for inflation each year. In 2006, total payments made to Evans & Sutherland by Quest under the above referenced contract were approximately $51,000. In addition, Quadrant Systems Ltd. made payments to Evans & Sutherland of approximately $206,000 for hardware and service which Evans & Sutherland sold Quadrant Systems Ltd. prior to May 26, 2006. Pursuant to the sale of Evans & Sutherland’s Simulation Business on May 26, 2006, Evans & Sutherland sold its interest in Quest and assigned its contractual interest and customer relationship with Quest and Quadrant Systems Ltd. to Rockwell Collins. Accordingly, Evans & Sutherland no longer has any contractual relationship with these parties.

Wolf-Dieter Hass was a Managing Director of Lufthansa Flight Training Berlin GmbH (“Lufthansa”) during his tenure as a director of the Company prior to his resignation on May 30, 2006. Evans & Sutherland had sales to Lufthansa Flight Training Berlin GmbH during the years ended December 31, 2004, 2005, and 2006 of $3,944,000, $3,554,000 and $168,000, respectively. Pursuant to the sale of Evans & Sutherland’s Simulation Business on May 26, 2006, Evans & Sutherland assigned its contractual interest and customer relationship with Lufthansa to Rockwell Collins. Accordingly, Evans & Sutherland no longer has any contractual relationship with these parties.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Tanner LC (“Tanner”), independent registered public accounting firm, has been selected by the Audit Committee as the independent registered public accounting firm to audit the accounts and to report on the consolidated financial statements of Evans & Sutherland for the fiscal year ending December 31, 2007, and the Board of Directors recommends that the shareholders vote for ratification of such selection. Shareholder ratification of the selection of Tanner as Evans & Sutherland’s independent registered public accounting firm is not required by Evans & Sutherland’s bylaws or otherwise. However, the Board of Directors is submitting the selection of Tanner for shareholder ratification as a matter of good corporate practice. Notwithstanding the selection, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of Evans & Sutherland and its shareholders.

Neither Tanner, nor any of its members has any financial interest, direct or indirect, in Evans & Sutherland, nor has Tanner, nor any of its members, ever been connected with Evans & Sutherland as promoter, underwriter, voting trustee, director, officer, or employee. In the event the shareholders do not ratify such appointment, the Audit Committee may reconsider its selection. Representatives of Tanner are expected to attend the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

The affirmative vote of a majority of the common shares present at the 2007 annual meeting of shareholders, in person or by proxy, is required for the ratification of the appointment of Tanner.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF TANNER LC AS EVANS & SUTHERLAND’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much of Evans & Sutherland common stock was beneficially owned as of March 30, 2007 by (i) each person who is known by Evans & Sutherland to beneficially own more than 5% of Evans & Sutherland common stock, (ii) each of Evans & Sutherland’s directors, (iii) each of Evans & Sutherland’s Named Executive Officers (as such term is defined in the section of this Proxy Statement entitled “Executive Compensation—Summary Compensation Table”) and (iv) all directors and Named Executive Officers as a group. Unless indicated otherwise, each holder’s address is c/o Evans & Sutherland Computer Corporation, 770 Komas Drive, Salt Lake City, Utah 84108.

	Shares Beneficially Owned
	Number(1)	Percent(2)
PRINCIPAL SHAREHOLDERS
State of Wisconsin Investment Board(3)	2,042,250	18.4%
P.O. Box 7842, Madison, Wisconsin 53707
Wells Fargo & Company(4)	1,675,749	15.1%
420 Montgomery Street, San Francisco, California 94104
Peter R. Kellogg(5)	1,645,885	14.8%
48 Wall Street, 30th Fl., New York, New York 10005
Royce & Associates, LLC(6)	1,373,425	12.4%
1414 Avenue of the Americas, New York, New York 10019
Dimensional Fund Advisers Inc.(7)	628,527	5.7%
1299 Ocean Avenue, 11th Fl., Santa Monica, California 90401
DIRECTORS
David J. Coghlan(8)	55,138	*
James P. McCarthy(9)	23,834	*
William Schneider(10)	43,334	*
David H. Bateman(11)	69,418	*
OTHER NAMED EXECUTIVE OFFICERS
Paul L. Dailey(12)	15,980	*
James R. Oyler(13)	434,103	*
Lance Sessions	—	*
Bob Morishita(14)	87,974	*
Kirk D. Johnson(15)	58,567	*
Allen H. Tanner(16)	79,436	*
David B. Brickwood-Figgins	—	*
Nicholas P. Gibbs	—	*
All directors and Named Executive Officers as a group—12 persons(17)	927,784	7.8%

*                    Less than one percent

(1)          The number of shares beneficially owned by each person or group as of March 30, 2007 includes shares of common stock that such person or group had the right to acquire on or within 60 days after that date, including, but not limited to, upon the exercise of options. To Evans & Sutherland’s knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, the shareholder named in the table has sole voting power and sole dispositive power with respect to the shares set forth opposite such shareholder’s name.

(2)          For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 11,089,166 shares of common stock outstanding on March 30, 2007 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of that date, including, but not limited to, upon the exercise of options.

(3)          State of Wisconsin Investment Board has sole voting power and sole dispositive power as to 2,042,250 shares according to the Schedule 13G/A filed with the SEC on February 12, 2007.

(4)          Wells Fargo & Company and its subsidiaries have sole voting power as to 1,606,869 shares and sole dispositive power as to 1,675,849 shares according to the Schedule 13G/A filed with the SEC on February 9, 2007. Wells Fargo & Company is the parent holding company of Wells Fargo Capital Management Incorporated and Wells Fargo Funds Management, LLC, both registered investment advisors. Wells Fargo Capital Management has sole voting power as to 900,777 shares and sole dispositive power as to 1,632,755. Wells Fargo Funds Management, LLC has sole voting power as to 706,092 shares and sole dispositive power as to 42,994.

(5)          Peter Kellogg has sole voting power and sole dispositive power as to 1,285,185 shares and shared voting power and shared dispositive power as to 360,700 shares according to the Form 4 filed with the SEC on October 25, 2004 and the Schedule 13G/A filed with the SEC on February 14, 2005. The 1,285,185 shares over which Mr. Kellogg has sole voting and dispositive power are held by I.A.T. Reinsurance Company Ltd. (“IAT”) and its subsidiaries. IAT is a Bermuda corporation of which Mr. Kellogg is the sole holder of voting stock and its director, president and chief executive officer. Of the 360,700 shares with respect to which Mr. Kellogg shares voting and dispositive power, 359,700 shares are held by Mr. Kellogg’s spouse, Cynthia Kellogg, and 1,000 shares are held by an IRA controlled by Mr. Kellogg and his wife. Mr. Kellogg has disclaimed beneficial ownership of the shares held by his wife and by IAT and its subsidiaries.

(6)          Royce & Associates, LLC has sole voting power and sole dispositive power as to 1,373,425 shares according to the Schedule 13G/A filed with the SEC on January 19, 2007.

(7)          Dimensional Fund Advisors Inc. has sole voting power and sole dispositive power as to 628,527 shares according to the Schedule 13G/A filed with the SEC on February 2, 2007. According to this filing, these shares are owned by certain investment companies, group trusts and accounts for which Dimensional Fund Advisors, an investment advisor, provides investment advice. Although Dimensional Fund Advisors possesses voting and/or investment power over these shares, it has disclaimed beneficial ownership of those shares.

(8)          Includes 11,804 shares held by Scawton Limited in a trust of which Mr. Coghlan’s adult daughter is a beneficiary and 43,334 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2007. Mr. Coghlan has disclaimed beneficial ownership of the shares held by Scawton Limited.

(9)          Includes 23,334 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2007.

(10) Includes 43,334 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2007.

(11) Includes 69,100 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2007.

(12) Includes 8,334 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2007.

(13) Includes 407,103 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2007.

(14) Includes 86,269 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2007.

(15) Includes 58,567 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2007.

(16) Includes 78,936 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2007.

(17) The total for directors and officers as a group includes 878,311 shares subject to outstanding stock options that are currently exercisable or will be exercisable within 60 days of March 30, 2007.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The objective of Evans & Sutherland’s executive compensation program is to provide competitive compensation at levels that enable Evans & Sutherland to attract, retain and motivate the highly skilled executive officers required to support its goals and business objectives. Specific elements of executive compensation have changed over time as competitive compensation practices have evolved. The following discussion covers the material elements of Evans & Sutherland’s current executive compensation program, including information regarding prior compensation elements that have been discontinued for new participants, but continue in effect for some named executive officers.

Current Elements of Executive Compensation

The current elements of Evans & Sutherland’s executive compensation program are designed to ensure that a considerable portion of the compensation for its Chief Executive Officer and other executive officers is tied to achievement of business objectives and to overall company performance, both current and long-term, and to provide for recognition of individual contributions.

1.                 Cash compensation. Due to the competitive environment for the highly skilled employees required in Evans & Sutherland’s business, Evans & Sutherland provides cash compensation, which includes base salary and annual bonuses, to its executive officers based on competitive market survey data. Evans & Sutherland primarily relies on the Radford Executive Compensation Report published by AON Consulting, Inc. and the Executive Pay Survey published by Culpepper and Associates, Inc. for competitive market survey data about cash compensation in the technology sector.

a.                 Base salary. Base salaries that are competitive within Evans & Sutherland’s market are vital in attracting and retaining key executive officers. Base salaries are established considering the survey data, each executive officer’s experience level and other relevant factors. Merit increase budgets are also based on survey data to help maintain competitiveness.  Executive officer merit increase recommendations are made within the merit budget based individual contributions as assessed by the Chief Executive Officer.

b.                Annual bonus compensation. Evans & Sutherland has adopted a Management Incentive Plan (“MIP”) to provide financial incentives for certain key executive officers to achieve profitable growth. MIP target bonuses are established for the executives based on survey data. MIP target bonuses are earned when Evans & Sutherland meets the operating profit line in the annual operating plan approved by the Board of Directors. MIP bonuses less than the target bonuses may be earned for a level of achievement below the budgeted operating profit, subject to minimum levels of achievement. MIP bonus amounts greater than the target bonuses are earned for a level of achievement above the budgeted operating profit, subject to certain bonus maximums. Based on the executive compensation survey information, Evans & Sutherland believes that bonus potential continues to be a key component of U.S. executive management compensation. Therefore, Evans & Sutherland’s MIP continues in effect for its executive officers. However, no MIP bonuses have been earned or paid since 2002.

Evans & Sutherland targets overall total cash compensation (base salary plus targeted MIP bonus) for participating executive officers at the 50th percentile of the competitive market survey data. The specific relationship of base salary and targeted bonus for an executive officer to the 50th percentile will vary based on a number of factors, including individual performance and experience.

The Compensation and Stock Options Committee establishes and oversees specific compensation levels of the executive officers. The Chief Executive Officer reviews and makes recommendations to the Compensation and Stock Options Committee concerning the compensation of the executive officers reporting to the Chief Executive Officer, considering factors such as executive performance and competitive market survey information. The Chief Executive Officer historically presents his recommendations to the Compensation and Stock Options Committee in the February Board meeting. Approved base salary changes have typically been effective at the beginning of the calendar year consistent with the timing of annual merit increases for all other employees. Compensation levels of new executive officers and changes in compensation of current executive officers that may be warranted at times other than the annual review are subject to the approval of the Compensation and Stock Options Committee.

2.                 Long-term incentives. Other than Evans & Sutherland’s retirement plans, the long-term component of executive compensation is Evans & Sutherland’s 2004 Stock Incentive Plan (the “2004 Plan”). Although Evans & Sutherland has awarded only stock options under the 2004 Plan to date, the 2004 Plan provides for the grant of stock options, restricted stock awards and performance-based awards. The 2004 Plan does not provide for automatically timed option grants or stock awards for executive officers, but rather provides for grants and awards at the discretion of the Compensation and Stock Options Committee. Stock options and stock awards are generally granted to executive officers because the Compensation and Stock Options Committee believes such executive officers have the ability to assist with achieving Evans & Sutherland’s long-term objectives. In order to ensure adequate long-term incentive levels, the Chief Executive Officer regularly reviews the outstanding grants to executive officers reporting to the Chief Executive Officer and makes recommendations to the Compensation and Stock Options Committee for approval in the February Board meeting. Stock options or awards to new executive officers and to current executive officers that may be warranted at times other than the annual review are subject to the approval of the Compensation and Stock Options Committee. Under the 2004 Plan, options may not be granted with exercise prices less than 110% of the Fair Market Value on the effective date of the grant. The effective date of a grant to an executive officer is the date the grant is approved by the Compensation and Stock Options Committee.

3.                 Deferred compensation plan. Evans & Sutherland’s Executive Savings Plan (the “ESP”) is a non-qualified deferred compensation plan that is available to a current select group of approximately 12 senior level managers which includes one or more named executive officers. The ESP provides a pre-tax retirement savings opportunity beyond the maximum permitted under tax-qualified plans. A participant in the ESP may defer up to 50% of base salary and up to 100% of bonus and incentive compensation and receive matching contributions from Evans & Sutherland of one-half of the participant’s contribution up to a maximum matching contribution of 3% of eligible compensation. The ESP provides for discretionary contributions by Evans & Sutherland on behalf of selected eligible participants in such amounts, if any, as it determines from time to time. Contributions to the ESP are invested in investment funds available under Company-Owned Life Insurance (COLI) as selected by the participants. Participants are subject to investment gains and losses generated in those funds. The investment funds are standard funds offered by the insurance company that issued the COLI.  Therefore, there are no above-market earnings under this non-qualified deferred compensation plan.

Upon an active employee participant’s death, Evans & Sutherland provides for a pre-retirement death benefit to the employee participant’s beneficiary equal to 44.44% of the participant’s average base salary over the three calendar years immediately preceding the date of death. The benefit is payable for five (5) years following the date of death.

ESP benefits, consisting of participant salary deferrals, contributions by Evans & Sutherland, and investment gains and losses are unsecured obligations of Evans & Sutherland. Although the assets of the ESP are held under the COLI, which are placed in a segregated trust fund, these assets are considered general assets of Evans & Sutherland.

We believe that deferred compensation plans are a competitive element of executive compensation plans and that providing opportunity for tax-deferred retirement saving provides value in the retention of senior management.

4.                 Other Benefits. Each executive is eligible for the regular employee benefits that are normally provided to an employee of Evans & Sutherland similarly situated to the executive. These benefits include health insurance, group life and disability insurance, 401(k) plan, and paid time off for sickness, holidays, vacation, and other reasons. Benefits and participation by executive officers in the regular employee benefits are the same as for non-executive employees in all respects.

Continuing Obligations under Prior Compensation Plans

Compensation elements that have been discontinued for new participants, but continue in effect for some named executive officers are as follows:

1.                 The Evans & Sutherland Computer Corporation Pension Plan is a qualified defined benefit pension plan that provides a normal retirement benefit based a participant’s years of qualifying service and final average earnings. The plan was closed to new participants and the qualifying service and earnings were frozen effective April 2002.

2.                 The Evans & Sutherland Computer Corporation Supplemental Executive Retirement Plan (SERP) is a non-qualified defined benefit plan that was approved effective July 1, 1995 to provide key executive officers a retirement benefit that supplements the benefit to which they may be entitled under the Evans & Sutherland Computer Corporation Pension Plan. SERP benefits are based on years of service with Evans & Sutherland and the average base salary of the three consecutive calendar years of employment with Evans & Sutherland that produce the highest annual average. If a SERP participant (a “Participant”) dies while employed by Evans & Sutherland, in lieu of a retirement benefit, Evans & Sutherland must pay to the Participant’s beneficiary an annual benefit equal to 44.44% of the Participant’s average base compensation. The annual benefit shall be payable for the lesser of twenty years or the life of the beneficiary.

Effective May 16, 2002, the SERP was amended to provide that no new participants be added to the SERP and that any adjustments to a Participant’s base salary that occurs after May 16, 2002 not be taken into account in determining the Participant’s average base compensation.

Under the SERP, a Participant in the employ of Evans & Sutherland upon a change of control of Evans & Sutherland shall be entitled to a benefit equal to the actuarial equivalent of his or her normal retirement benefit determined as of the date of the Participant’s termination of employment. For purposes of calculating a Participant’s normal retirement benefit upon a change of control, the Participant shall be deemed to have ten years of service with Evans & Sutherland and at least one (1) year of participation in the plan, and shall be automatically 100% vested in his or her benefit no matter how many years of service or years of participation the Participant actually has at termination of employment. Further, the SERP provides that such benefit shall be paid in a lump sum within sixty (60 days) of the Participant’s termination of employment with Evans & Sutherland.

The closing of the asset sale to Rockwell Collins on May 26, 2006 was determined to be a change of control (the “Change of Control”). As a result, Messrs. Gibbs, Brickwood-Figgins and Morishita were deemed to have ten years of SERP service. Messrs. Gibbs, Brickwood-Figgins and Oyler were paid lump sums equal to the actuarial values of their Normal Retirement Benefits following their terminations of employment subsequent to the Change in Control (refer to Pension Benefits table and footnotes).

3.                 Executive Life Insurance. Evans & Sutherland provided executive officers with premium payments grossed-up for applicable payroll taxes to cover executive life insurance policies that carried a death benefit equal to three times the executive’s annual base salary. This benefit was originally implemented to replace other executive benefits that were eliminated in the mid-1990s. Coincident with the freezing of the SERP and the Pension Plan, the Executive Life Insurance benefit was closed to new participants and coverage of then current participants was frozen at three times their base salaries in effect on May 16, 2002. Evans & Sutherland continues to pay the premium and tax gross-up on two named executives.

Executive Benefit Cost Recovery

Evans & Sutherland has Company Owned Life Insurance policies (COLI) on SERP and ESP participants. These policies provide a means for recovery of Evans & Sutherland costs of providing SERP and ESP benefits through COLI death benefits which are payable to Evans & Sutherland upon the death of a covered participant.

Material Differences in Compensation Policies and Decisions for Individual Named Executive Officers

Effective June 8, 2006, Mr. Bateman was appointed interim President and Chief Executive Officer. Under an action approved by the Compensation and Stock Options Committee, Mr. Bateman was awarded a one-time $75,000 bonus to recognize his contribution toward the closing of the transaction with Rockwell Collins, Inc. Under the same resolution, Mr. Bateman was awarded 10,000 stock options. For the time Mr. Bateman served as interim President and Chief Executive Officer, the Compensation and Stock Options Committee approved a special bonus of $20,000 per calendar quarter. On February 28, 2007, Mr. Bateman was appointed President and Chief Executive Officer and the Compensation and Stock Options Committee approved a base salary increase to $258,000, an MIP targeted bonus of 55% of base salary and a grant of 100,000 stock options. Mr. Bateman’s total of his base salary and targeted bonus is compatible with market survey data for compensation paid to chief executive officers of companies with annual revenue comparable to Evans & Sutherland.

In August 2006, Mr. Dailey was paid a $50,000 retention bonus under his employment agreement with Spitz, Inc. for his having completed the retention period following the acquisition of Spitz, Inc. by Evans & Sutherland.

Effective August 21, 2006, Mr. Dailey was appointed acting Chief Financial Officer and Corporate Secretary of Evans & Sutherland and continued to perform his responsibilities as Executive Vice President and Chief Financial Officer of Spitz, Inc. Under an action ratified by the Compensation and Stock Options Committee, Mr. Dailey was awarded 5,000 stock options and a special bonus for the time Mr. Dailey served as acting Chief Financial Officer and Corporate Secretary of $14,000 per calendar quarter. On February 28, 2007, Mr. Dailey was appointed Chief Financial Officer and Corporate Secretary of Evans & Sutherland and the Compensation and Stock Options Committee approved a base salary increase to $196,700, an MIP targeted bonus of 50% of base salary and a grant of 10,000 stock options. Mr. Dailey’s total of his base salary and targeted bonus is compatible with market survey data for compensation paid to chief financial officers of companies with annual revenue comparable to Evans & Sutherland.

Role of Executive Officers in Compensation Process

The Chief Executive Officer regularly reviews and makes recommendations to the Compensation and Stock Options Committee concerning the compensation of the executive officers reporting to the Chief Executive Officer, considering the competitive market survey information reviewed by the Chief Executive Officer. This review has historically been presented to the Compensation and Stock Options Committee in the Board meeting held in February. Base salary and bonus target changes approved by the Compensation and Stock Options Committee are effective at the beginning of the year consistent with the timing of annual merit increases for all other Evans & Sutherland employees.

Timing of Stock Option Grants and Setting of Option Exercise Prices

1.                 The Chief Executive Officer regularly reviews the equity compensation awarded to executive officers reporting to the Chief Executive Officer and makes recommendations to the Compensation and Stock Options Committee in the Board meeting held in February. The Chief Executive Officer will also make recommendations to the Compensation and Stock Options Committee for new hires and promotions as needed during the year. Approved grants are awarded and priced at 110% of fair market value on the date of the Compensation and Stock Options Committee approval.

2.                 As permitted under the 2004 Plan, the Compensation and Stock Options Committee delegated to the Chief Executive Officer the authority to grant stock option awards to eligible individuals who are not (a) Board members, (b) Covered Employees within the meaning of Section 162(m) of the Internal Revenue Code, or (c) subject to Section 16 of the Exchange Act. Such grants may be made from time to time as the Chief Executive Officer deems appropriate in amounts not to exceed 10,000 shares per employee, and total grants not to exceed 50,000 shares per quarter. The stock options are granted with effective dates and option prices of 110% of the market value on the dates the Chief Executive Officer approves the award. Other executive officers may make recommendations to the Chief Executive Officer concerning the award of stock options; however, no executive other than the Chief Executive Officer has the authority to grant stock option awards.

The Chief Financial Officer is responsible for the administration of the Company’s stock incentive plans, including duties such as relating to grants, exercises, accounting, reporting, and regulatory compliance of the plans.

3.                 Stock options are awarded to newly hired, regular employees in 100, 200, or 500 share amounts depending on job classification. The standard new hire options are granted with an effective date and option price of 110% of the market value on the first fiscal Monday of the fiscal month coinciding with or following date of hire.

4.                 The role of the Compensation and Stock Options Committee with respect to executive stock option awards is to establish and oversee the 2004 Plan and the awards granted, including the review and approval of recommendations made by the Chief Executive Officer and the approval of awards granted to the Chief Executive Officer. The Compensation and Stock Option Committee may make decisions based on factors such as competitive market data, if available, the number of stock options previously awarded and outstanding for other Company executive officers both individually and in the aggregate, the number of options available for grant, and other factors as deemed appropriate.

5.                 Evans & Sutherland’s program, plan and practice for director and executive stock option timing are associated with dates of regular annual reviews, new hires, promotions and other significant events that may result in the award of stock options. The grants made in connection with regular annual reviews of executive options are effective with a price of 110% of the fair market value as of the dates of approvals by the Compensation and Stock Options Committee. In the case of new hires and promotions, the effective date has been the later of the effective date of hire or promotion and the date of Compensation and Stock Options Committee approval. The stock option timing for non-employee director grants is prescribed under the 2004 Plan. The non-employee director grants are effective with a price of 110% of the fair market value as the first day of each fiscal year of Evans & Sutherland.

6.                 Evans & Sutherland does not have any program, plan or practice to time option grants to executive officers in coordination with the release of material non-public information. However, the annual review, recommendation and approval of stock options does occur during the annual accounting close prior to earnings release. And the stock option grants to newly hired and promoted executive officers may be effected prior to required release of information concerning such newly hired and promoted executive officers. In addition, the Compensation and Stock Options Committee and the Chief Executive Officer may grant options at times when the Board, Compensation and Stock Options Committee or CEO is in possession of material non-public information. However, Evans & Sutherland does not plan to time and has not timed, its release of material nonpublic information for the purpose of affecting the value of executive compensation.

Triggering Events That May Trigger Post-Termination Payments

Evans & Sutherland believes that it is in its interest to secure the services of key executive officers and that it is appropriate to provide such executive officers with protection in the event their employment with Evans & Sutherland is terminated under certain circumstances. A discussion of the Employment Agreements, Termination of Employment and Change-in-Control Arrangements is presented later in this Proxy.

Employment agreements between Evans & Sutherland and certain named executive officers provide for post-termination payments (1) in the event of involuntary termination by Evans & Sutherland due to disability, death, or for reasons other than disability, death or Cause, as defined in the relevant employment agreement, or (2) in the event of the voluntary termination by the employee for Good Reason. Good Reason is defined as the required relocation without the executive’s consent to a work location that is beyond a reasonable commuting distance from the former work location or the breach or violation of any material provision of the Employment Agreement by Evans & Sutherland.

The employment agreement with Mr. Dailey also includes as Good Reason the occurrence of significant adverse change, without the executive’s consent, in the nature or scope of the executive’s authority, powers, functions, duties or responsibilities, or a material reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements available to a level below that which was provided to the executive preceding a disposition by Evans & Sutherland of Spitz, Inc.

In the event that termination of employment occurs within the period beginning 180 days before and ending two years after of a change of control, Good Reason also includes (1) the removal of the executive from or any failure to reelect the executive to any of the positions held by the executive before the 180 day period and (2) the occurrence of significant adverse change, without the executive’s consent, in the nature or scope of the executive’s authority, powers, functions, duties or responsibilities, or a material reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements available to a level below that which was provided to the executive preceding the 180 day period and that which is necessary to perform any duties assigned to the executive.

These events were selected to trigger post-termination payments because Evans & Sutherland believes that these events are necessary to secure the services of the executive, are consistent with provisions included in employment agreements that exist for executive officers of other companies, and provide protection that is fair to Evans & Sutherland and the executive for terminations due to reasons that may be outside the control of the executive.

COMPENSATION AND STOCK OPTIONS COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2007 Annual Meeting of Shareholders and, by reference to this Proxy Statement, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Compensation and Stock Options Committee
David J. Coghlan
William Schneider
James P. McCarthy

EXECUTIVE COMPENSATION TABLE

The table below summarizes the total compensation paid or earned for the fiscal year ended December 31, 2006 by the Company’s Chief Executive Officer, Chief Financial Officer, each of its three other most highly compensated executive officers, its former Chief Executive Officer, its former Chief Financial Officer, and two persons who would have been among its three most highly compensated executive officers had they been executive officers at the end of the fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
David H. Bateman, President & Chief Executive Officer	2006	$166,152	$115,000	$46,166	$2,849	$15,077	$345,244
Paul L. Dailey, Chief Financial Officer	2006	$88,382	$70,137	$25,793	$0	$8,174	$192,486
James R. Oyler, (Former) President & Chief Executive Officer	2006	$227,139	$0	$484,005	$4,954	$3,245,153	$3,961,250
Lance H. Sessions, (Former) Chief Financial Officer	2006	$66,308	$25,000	$19,689	$(58)	$2,739	$113,678
Allen H. Tanner, General Manager, Advanced Displays	2006	$180,967	$0	$17,223	$25,491	$17,799	$241,480
Kirk D. Johnson, General Manager Digital Theater	2006	$171,286	$0	$37,064	$(486)	$9,969	$217,833
Bob Morishita, Vice President, Human Resources	2006	$156,871	$0	$41,608	$175,057	$23,766	$397,303
David B. Brickwood-Figgins, (Former) Vice President, Sales	2006	$68,654	$52,576	$434	$1,707	$1,406,620	$1,529,990
Nicholas P. Gibbs, (Former) General Manager, Simulation Systems	2006	$73,327	$0	$7,438	$(320)	$363,288	$443,732

Notes:

1.                 Bonus includes the following: (i) a one-time $75,000 bonus for Mr. Bateman to recognize his contribution toward the closing of the transaction with Rockwell Collins, Inc, and special bonus payments of $40,000 representing $20,000 per calendar quarter for the time he served as interim President and Chief Executive Officer; (ii) a one-time retention bonus for Mr. Dailey of $50,000 paid under Mr. Dailey’s employment agreement with Spitz Inc. for completing a post-acquisition retention period and special bonus payments of $20,137 representing $14,000 per calendar quarter for the time he served as interim President and Chief Financial Officer; (iii) a one-time retention bonus for Mr. Session to recognize his continued service as acting Chief Financial Officer and Corporate Secretary through the Rockwell Collins transaction.; and  (iv) Sales commissions of $52,576 paid Mr. Brickwood-Figgins

2.                 Change in Pension Value and Nonqualified Deferred Compensation Earnings represent the aggregate change in the actuarial present value of accumulated benefits under the Evans & Sutherland Computer Corporation Pension Plan and Supplemental Executive Retirement Plan (SERP). Pursuant to the Change in Control provision of the SERP Messrs. Oyler, Brickwood-Figgins, and Gibbs were paid the actuarial present value of their SERP benefits following their terminations in 2006 in a lump sum. Therefore, the Changes in Pension Values for Messrs. Oyler, Brickwood-Figgins, and Gibbs attributable to the SERP are included in the lump sum payment reported with All Other Compensation. See the CD&A and Pension Benefits table for further details on the SERP service credits and benefit payments.

3.                 All Other Compensation includes: (i) 401(k) matching contributions ($6,642) and Executive Savings Plan matching contributions ($8,435) for Mr. Bateman; (ii) 401(k) matching contributions ($4,347) and Executive Savings Plan matching contributions ($3,827) for Mr. Dailey; (iii) SERP benefit lump sum ($1,730,823), termination payments ($1,501,111), 401(k) matching contributions ($6,405) and Executive Savings Plan matching contributions ($6,815) for Mr. Oyler;  (iv) 401(k) matching contributions ($2,739) for Mr. Sessions; (v) Executive Life Insurance Premium ($12,370) and 401(k) matching contributions ($5,429) for Mr. Tanner; (vi) 401(k) matching contributions ($4,830) and Executive Savings Plan matching contributions ($5,139) for Mr. Johnson (vii) Executive Life Insurance Premium ($14,636), 401(k) matching contributions ($4,423), and Executive Savings Plan matching contributions ($4,706) for Mr. Morishita  (viii); SERP benefit lump sum ($984,838) ,  Executive Life Insurance Premium ($30,217), termination payment ($361,000), 401(k) matching contributions ($2,976) and Executive Savings Plan discretionary contribution ($27,589) for Mr. Brickwood-Figgins; and (ix) SERP benefit lump sum ($336,582), Executive Life Insurance Premium ($9,348), option exercise income ($13,186), 401(k) matching contributions ($1,971) and Executive Savings Plan matching contribution ($2,200) for Mr. Gibbs.

GRANTS OF PLAN-BASED AWARDS

Name and Principal Position	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)	Incremental Fair Value of Option Awards Modified ($)
David H. Bateman,	6/26/2006	10,000	$6.072000	$22,076	$0
President and Chief Executive Officer	2/15/2006	15,000	$6.580000	$35,764	$0
Paul L. Dailey,	8/21/2006	5,000	$5.214000	$9,429	$0
Chief Financial Office	4/28/2006	25,000	$6.908000	$62,788	$0
Allen H. Tanner,	2/15/2006	10,000	$6.580000	$23,842	$0
General Manager, Advanced Displays
Kirk D. Johnson,	2/15/2006	20,000	$6.580000	$47,684	$0
General Manager, Digital Theater
Bob Morishita,	2/15/2006	20,000	$6.580000	$47,684	$0
Vice President, Human Resources
James R. Oyler,	2/15/2006	100,000	$6.580000	$238,423	$229,426
(Former) President and Chief Executive Officer(1)

Note:

1.                 Under the terms of the separation agreement, Mr. Oyler’s stock options that were not fully vested as of his termination date became fully vested, with such stock options expiring on the earlier of the (i) expiration of the otherwise applicable term, or (ii) June 7, 2007.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named at the fiscal year ended December 31, 2006.

Option Awards

	Number of Securities Underlying Unexercise Options	Number of Securities Underlying Unexercised Options	Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price ($)	Date	Grant Date
David H. Bateman,	0	10,000	$6.0720	06/26/16	06/26/06
President and	5,000	10,000	$6.5800	02/15/16	02/15/06
Chief Executive Officer	10,000		$7.2380	02/24/15	02/24/05
	10,000		$5.8300	09/17/14	09/17/04
	5,000		$6.0100	03/04/13	03/04/03
	100		$3.1500	11/15/12	11/15/02
	5,000		$6.0000	01/31/12	01/31/02
	7,500		$7.3750	02/22/11	02/22/01
	10,000		$6.0000	09/22/10	09/22/00
	2,500		$11.0000	03/30/10	03/30/00
	10,000		$10.6875	03/08/10	03/08/00
	4,000		$13.5600	09/29/08	09/29/98
Paul L. Dailey,		5,000	$5.2140	08/21/16	08/21/06
Chief Financial Officer	0	25,000	$6.9080	04/28/16	04/28/06
Allen H. Tanner,	3,334	6,666	$6.5800	02/15/16	02/15/06
General Manager,	2,500		$7.2380	02/24/15	02/24/05
Advanced Displays	5,000		$4.3000	02/26/14	02/26/04
	5,000		$6.0100	03/04/13	03/04/03
	100		$3.3300	11/21/12	11/21/02
	5,000		$6.0000	01/31/12	01/31/02
	4,958		$7.3750	02/22/11	02/22/01
	42		$7.3750	02/22/11	02/22/01
	1,666		$6.0000	09/22/10	09/22/00
	3,334		$6.0000	09/22/10	09/22/00
	2,016		$10.6875	03/08/10	03/08/00
	12,984		$10.6875	03/08/10	03/08/00
	5,000		$14.7500	02/24/09	02/24/99
	9,770		$13.5600	09/29/08	09/29/98
	1,016		$13.5600	09/29/08	09/29/98
	1,116		$13.5600	09/29/08	09/29/98
	2,232		$13.5600	09/29/08	09/29/98
	5,294		$13.5600	09/29/08	09/29/98
	1,216		$13.5600	09/29/08	09/29/98
	4,652		$13.5600	09/29/08	09/29/98
	916		$13.5600	09/29/08	09/29/98
	1,790		$13.5600	09/29/08	09/29/98

Kirk D. Johnson,	6,667	13,333	$6.5800	02/15/16	02/15/06
General Manager	7,500		$7.2380	02/24/15	02/24/05
Digital Theater	7,500		$4.3000	02/26/14	02/26/04
	7,500		$6.0100	03/04/13	03/04/03
	100		$3.1500	11/15/12	11/15/02
	7,500		$6.0000	01/31/12	01/31/02
	5,000		$7.3750	02/22/11	02/22/01
	5,000		$6.0000	09/22/10	09/22/00
	10,000		$11.0000	05/08/10	05/08/00
	600		$13.5600	09/29/08	09/29/98
	800		$13.5600	09/29/08	09/29/98
	400		$13.5600	09/29/08	09/29/98
Bob Morishita,	6,667	13,333	$6.5800	02/15/16	02/15/06
Vice President, Human Resources	10,000		$7.2380	02/24/15	02/24/05
	10,000		$4.3000	02/26/14	02/26/04
	10,000		$6.0100	03/04/13	03/04/03
	100		$3.3300	11/21/12	11/21/02
	10,000		$6.0000	01/31/12	01/31/02
	7,500		$7.3750	02/22/11	02/22/01
	10,000		$6.0000	09/22/10	09/22/00
	5,000		$5.5630	09/15/10	09/15/00
	7,000		$12.4375	01/03/10	01/03/00
	4,002		$13.5600	09/29/08	09/29/98
	4,000		$13.5600	09/29/08	09/29/98
	2,000		$13.5600	09/29/08	09/29/98
James R. Oyler,	83,278		$6.5800	06/07/07	02/15/06
(Former) President and	16,722		$6.5800	06/07/07	02/15/06
Chief Executive Officer(1)	68,259		$7.8650	06/07/07	01/03/05
	31,741		$7.8650	06/07/07	01/03/05
	15,000		$4.3000	06/07/07	02/26/04
	15,000		$6.0100	06/07/07	03/04/03
	100		$3.3300	06/07/07	11/21/02
	10,000		$6.0000	06/07/07	01/31/02
	5,000		$6.0000	06/07/07	01/31/02
	3,335		$7.3750	06/07/07	02/22/01
	6,665		$7.3750	06/07/07	02/22/01
	20,644		$10.6875	06/07/07	03/08/00
	9,356		$10.6875	06/07/07	03/08/00
	15,968		$14.7500	06/07/07	02/24/99
	14,032		$14.7500	06/07/07	02/24/99
	2,383		$13.5600	06/07/07	09/29/98
	52,427		$13.5600	06/07/07	09/29/98
	32,446		$13.5600	06/07/07	09/29/98
	1,192		$13.5600	06/07/07	09/29/98
	1,185		$13.5600	06/07/07	09/29/98
	2,370		$13.5600	06/07/07	09/29/98

Notes:

1.                 Under the terms of the separation agreement, Mr. Oyler’s stock options that were not fully vested as of his termination date became fully vested, with such stock options expiring on the earlier of the (i) expiration of the otherwise applicable term, or (ii) June 7, 2007

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR ENDED DECEMBER 31, 2006

The following table includes certain information with respect to the options exercised by the executive officers named above during the fiscal year ended December 31, 2006.

Stock Options

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Nicholas P. Gibbs, (Former) General Manager, Simulation Systems	10,100	$13,185.31

PENSION BENEFITS

Name and Principal Position	Plan Name	Number of Years of Credited Service		Present Value of Accumulated Benefit	Payments During Last Fiscal Year
David H. Bateman, President and Chief Executive Officer	Evans & Sutherland Computer Corp. Pension Plan	4		$84,165	$0
Allen H. Tanner, General Manager, Advanced Displays	Evans & Sutherland Computer Corp. Pension Plan	25	(1)	$334,762	$0
	Evans & Sutherland Computer Corp. Supplemental Executive Retirement Plan	10		$347,007	$0
Kirk D. Johnson, General Manager Digital Theater	Evans & Sutherland Computer Corp. Pension Plan	12		$54,776	$0
Bob Morishita, Vice President, Human Resources	Evans & Sutherland Computer Corp. Pension Plan	19		$236,613	$0
	Evans & Sutherland Computer Corp. Supplemental Executive Retirement Plan	10	(2)	$315,924	$0
James R. Oyler, (Former) President and Chief Executive Officer	Evans & Sutherland Computer Corp. Pension Plan	7		$144,775	$0
	Evans & Sutherland Computer Corp. Supplemental Executive Retirement Plan(3)	10	(3)	$0	$1,730,823
David B. Brickwood-Figgins, (Former) Vice President, Sales	Evans & Sutherland Computer Corp. Pension Plan	4		$68,528	$0
	Evans & Sutherland Computer Corp. Supplemental Executive Retirement Plan(3)	10(	2)(3)	$0	$984,838
Nicholas P. Gibbs, (Former) General Manager, Simulation	Evans & Sutherland Computer Corp. Pension Plan	15		$105,563	$0
Systems	Evans & Sutherland Computer Corp. Supplemental Executive Retirement Plan(3)	10 (	2)(3)	$0	$336,582
Lance H. Sessions, (Former) Chief Financial Officer	Evans & Sutherland Computer Corp. Pension Plan	1		$2,383	$0

Notes:

1.                 Evans & Sutherland acquired Terabit Computer Specialty Company Inc. (“Terabit”) on March 14, 1996. Under an amendment to the Evans & Sutherland Pension Plan effective March 15, 1996, all employees of Terabit who were active on the date of acquisition and who became employees of Evans & Sutherland on March 15, 2006 were credited with participation and benefit service under the Evans & Sutherland Pension Plan for service with Terabit. Mr. Tanner was credited with 16 years of benefit service under this provision.

2.                 Under the terms of the Evans & Sutherland Supplemental Executive Retirement Plan, upon the change of control of Evans & Sutherland that occurred on May 26, 2006 (the “Change in Control”), Messrs. Brickwood-Figgins, Gibbs, and Morishita became fully vested in a SERP benefit based on ten (10) years of service. Prior to the Change in Control, Messrs. Brickwood-Figgins and Gibbs were 100% vested in a benefit based on seven (7) years of SERP service and Mr. Morishita was 100% vested in a benefit based on five (5) years of SERP service.

3.                 Under the terms of the Evans & Sutherland Supplemental Executive Retirement Plan, upon the Change of Control, SERP participants then in the employ of Evans & Sutherland became entitled to a lump sum benefit equal to the Actuarial Equivalent of his or her Normal Retirement Benefit payable within sixty (60) days of the Participant’s termination of employment with Evans & Sutherland. Messrs. Brickwood-Figgins, Gibbs and Oyler received lump sum settlements of their SERP benefits following their terminations of employment in 2006.

NONQUALIFIED DEFERRED COMPENSATION

Name and Principal Position	Executive Contribution in FY 2006 ($)	Registrant Contribution in FY 2006 ($)	Aggregate Earnings in FY 2006 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at FYE 12/31/2006 ($)
David H. Bateman, President & Chief Executive Officer	$57,077	$7,639	$12,660	$0	$195,667
Paul L. Dailey, Chief Financial Officer	$6,701	$3,351	$749	$0	$10,802
Allen H. Tanner, General Manager, Advanced Displays	$0	$0	$25,171	$0	$192,912
Kirk D. Johnson, General Manager Digital Theater	$9,871	$4,935	$12,995	$0	$120,933
Bob Morishita, Vice President, Human Resources	$9,046	$4,523	$20,464	$0	$148,799
James R. Oyler, (Former) President & Chief Executive Officer	$14,080	$7,040	$16,021	$846,405	$0
David B. Brickwood-Figgins, (Former) Vice President, Sales	$0	$27,589	$8,699	$218,200	$0
Nicholas P. Gibbs, (Former) General Manager, Simulation Systems	$4,605	$2,302	$4,682	$176,735	$0

Notes:

1.                 In 2006, Evans & Sutherland made a contribution of $27,589 for Mr. Brickwood-Figgins representing an amount agreed upon in 2002, when the SERP was discontinued, between Evans & Sutherland and Mr. Brickwood-Figgins. All other Company contributions are matching contributions on Executives’ contributions.

SUMMARY DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by Evans & Sutherland for the fiscal year ended December 31, 2006.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
David J. Coghlan, Chairman	$46,000	$27,469	$73,469
General James P. McCarthy, Director	$25,000	$31,018	$56,018
Dr. William Schneider, Director	$25,000	$27,469	$52,469
Wolf-Dieter Hass, (Former) Director	$13,000	$27,469	$40,469

(1)          On February 15, 2006 Mr. Coghlan, General McCarthy, Dr. Schneider, and Mr. Hass each were granted option awards to purchase 10,000 shares of common stock for $6.58. The options have a term of 10 years and vest ratably over three years. The grant date fair value of each director’s award was $23,842

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Employee Arrangements

Evans & Sutherland believes that it is in its interest to secure the services of key executives and that it is appropriate to provide such executives with protection in the event their employment with Evans & Sutherland is terminated under certain circumstances. Therefore, Evans & Sutherland entered into employment agreements with Mr. Dailey on February 8, 2006 and with Mr. Bateman, Mr. Johnson and Mr. Morishita on September 22, 2000. The employment agreements with each of Messrs. Bateman, Johnson and Morishita were later amended and the current employment agreements as amended are dated August 26, 2002. Pursuant to the agreement with Mr. Bateman, Mr. Bateman shall continue to serve in his position or other positions as may be assigned by the Board until the term of service is terminated or amended in accordance with his agreement. Pursuant to the agreements with Messrs. Dailey, Johnson and Morishita, each of these individuals shall continue to serve in their respective positions or other positions as may be assigned by the Chief Executive Officer until the terms of service are terminated or amended in accordance with their respective agreements. Further, Evans & Sutherland agreed to continue to pay Messrs. Bateman, Dailey, Johnson and Morishita their annualized base salary subject to adjustment as provided in their respective agreements for the terms of their agreements. Such annualized base salary may be increased from time to time in accordance with the normal business practices of Evans & Sutherland. Evans & Sutherland also agreed that Mr. Morishita shall be entitled to participate in Evans & Sutherland’s supplemental retirement plan and that Messrs. Bateman, Dailey, Johnson and Morishita shall be entitled to participate in Evans & Sutherland’s incentive program, executive deferred compensation plan and other benefits normally provided to employees of Evans & Sutherland similarly situated, including being added as a named officer on Evans & Sutherland’s existing directors’ and officers’ liability insurance policy.

In the case of termination of employment for any of Messrs. Bateman, Dailey, Johnson or Morishita as a result of death or disability, the terminated employee will be entitled to a termination payment equal to such individual’s then current calendar year base salary plus targeted cash bonus and to continuation of certain other benefits for a period of one year.  If Messrs. Bateman, Dailey, Johnson or Morishita terminates his employment for good reason (as defined in their respective agreements), or the employment of any such employee is terminated by Evans & Sutherland for any reason other than death, disability or cause (as defined in their respective agreements), any such terminated employee shall be entitled to a termination payment equal to such employee’s then current calendar year base salary plus targeted cash bonus and to continuation of certain other benefits for a period of one year.

Under the agreements, Messrs. Bateman, Dailey, Johnson and Morishita are subject to customary noncompetition provisions during their employment and for 12 months following the termination of their employment, and to customary assignment of inventions provisions during their employment and to customary confidentiality provisions at all times during and after their employment.

Change-in-Control Agreements

Pursuant to change-in-control provisions included in the employment agreements entered into by Evans & Sutherland and Mr. Bateman, Mr. Dailey, Mr. Johnson and Mr. Morishita, if in conjunction with a change in control the employee terminates his employment for good reason (as defined in the agreement), or Evans & Sutherland terminates the employee’s employment for any reason other than death, disability, or cause (as defined in the agreement), the employee shall be entitled to a termination payment equal to one (1) times his then current calendar year base salary plus targeted bonus and to continuation of certain other benefits for a period of one year.

COMPENSATION AND STOCK OPTIONS COMMITTEE INTERLOCK AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

No member of the Company’s Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no current executive officer served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee during 2006.

REPORT OF THE AUDIT COMMITTEE

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER EVANS & SUTHERLAND FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT EVANS & SUTHERLAND SPECIFICALLY INCORPORATES THIS REPORT.

The Audit Committee of the Board of Directors of Evans & Sutherland is composed of all three non-employee directors and operates under a written charter adopted by the Board of Directors.  The members of the Committee are David J. Coghlan,  Dr. William Schneider and General James P. McCarthy. The Board of Directors has reviewed the definitions of the Securities and Exchange Commission and The NASDAQ Stock Market, Inc. of “independence” for purposes of audit committee membership, and has determined that all members of the Committee are “independent” directors as defined in such rules and regulations. The Board of Directors has reviewed the Securities and Exchange Commission’s definition of an “audit committee financial expert,” and has determined that David J. Coghlan qualifies as an audit committee financial expert.

Management is responsible for Evans & Sutherland’s internal controls and financial reporting process. Evans & Sutherland’s independent registered public accounting firm, Tanner LC is responsible for performing an independent audit of Evans & Sutherland’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The primary function of the Committee is to monitor and oversee these processes.

In connection with these responsibilities, the Committee met with management and the independent registered public accounting firm, Tanner LC, to review and discuss the December 31, 2006 consolidated financial statements. The Committee also discussed with Tanner LC the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee also received the written disclosures and the letter from Tanner LC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Tanner LC that firm’s independence. The Committee charter can be found on Evans & Sutherland’s website, www.es.com, under the Investor Relations, Corporate Governance section. The Committee reassesses the adequacy of its charter on a yearly basis.

PRE APPROVAL POLICIES AND PROCEDURES

The Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Committee must approve the permitted service before the independent auditor is engaged to perform it. The Committee has delegated to the Chair of the Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. All audit related services, tax services and others services were pre-approved by the Committee.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The fees paid to KPMG LLP, Evans & Sutherland’s prior independent registered public accounting firm relating to the 2005 and 2006 fiscal years were as follows:

	2006	2005
Audit Fees(1)	$270,000	$566,000
Audit-Related Fees(2)	71,000	32,000
Tax Fees(3)	209,000	116,000
All Other Fees	—	—
Total	$550,000	$714,000

The fees paid to Tanner LC, Evans & Sutherland’s current independent registered public accounting firm relating to the 2006 fiscal year were as follows:

2006
Audit Fees(1)	$295,000
Audit-Related Fees(2)	41,000
Tax Fees(3)	2,000
All Other Fees	—
Total	$338,000

(1)          Audit Fees represent fees and expenses for professional services provided in connection with the audit of the Company’s financial statements found in the annual report on Form 10-K and reviews of the Company’s quarterly reports on Form 10-Q.

(2)          Audit-Related Fees primarily consisted of fees and expenses for professional services provided in connection with the audits of certain employee benefit plans; Securities and Exchange Commission registration statements; and for research and consultation related to accounting, Securities and Exchange Commission, and Sarbanes-Oxley matters.

(3)          Tax Fees consisted primarily of fees and expenses for professional services related to tax compliance and tax consulting.

The Committee determined that the services provided by and fees paid to KPMG and Tanner were compatible with maintaining the independent registered public accounting firm’s independence.

Based on the Committee’s discussions with management and the independent registered public accounting firm, and the Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Committee, the Committee recommended to the Board of Directors that it include Evans & Sutherland’s audited consolidated financial statements in Evans & Sutherland’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which has been filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
David J. Coghlan
William Schneider
James P. McCarthy

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Evans & Sutherland’s directors, executive officers and persons who own more than ten percent of a registered class of Evans & Sutherland’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Evans & Sutherland. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish Evans & Sutherland with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to Evans & Sutherland and written representations from certain reporting persons that no other reports were required, Evans & Sutherland believes that there was compliance for the fiscal year ended December 31, 2006, with all Section 16(a) filing requirements applicable to Evans & Sutherland’s officers, directors and greater than ten percent beneficial owners, with the following exceptions: (i) Mr. Coghlan filed a Form 4 with the SEC to report a change in his ownership of Evans & Sutherland stock on September 8, 2006, one day late; and (ii) Mr. Coghlan filed a Form 4 with the SEC to report a change in his ownership of Evans & Sutherland stock on September 19, 2006, five days late.

SHAREHOLDER PROPOSALS

If you wish to submit a proposal for the 2008 Annual Meeting, you must submit it to us by December 15, 2007, in order to be considered for inclusion in Evans & Sutherland’s proxy statement and related proxy materials for that meeting. Otherwise, if you intend to present a proposal at the 2008 meeting without including that proposal in Evans & Sutherland’s proxy materials, you must provide advance written notice of the proposal to Evans & Sutherland not later than February 8, 2008. Address all shareholder proposals to Evans & Sutherland Computer Corporation, 770 Komas Drive, Salt Lake City, Utah 84108, Attn: Corporate Secretary. We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with applicable requirements, including conditions established by the SEC.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Evans & Sutherland’s shareholders may communicate in writing directly with the entire Board of Directors or with specific Board members. The Board, or its specific members, will give appropriate attention to written communications that are submitted by shareholders, and will respond as appropriate. In general, the Board, or a specific member, is more likely to give attention to communications relating to corporate governance and long-term corporate strategy than to communications relating primarily to ordinary business affairs, personal grievances and matters as to which Evans & Sutherland tends to receive repetitive or duplicative communications. If you wish to communicate directly with the entire Board of

Directors or a particular Board member, send your written communication addressed to: Board of Directors (or the particular Board member with whom you wish to communicate), Evans & Sutherland Computer Corporation, 770 Komas Drive, Salt Lake City, Utah 84108. All communications will be forwarded to the appropriate member(s) of the Board.

OTHER MATTERS

The Board of Directors knows of no other matters to be acted upon at the meeting. However, if any other matters properly come before the meeting, it is intended that the persons voting the proxies will vote them in accordance with their best judgment.

ADDITIONAL INFORMATION

Evans & Sutherland has included with this proxy statement a copy of its annual report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference in its entirety. Evans & Sutherland will provide without charge to each person solicited, upon oral or written request of any such person, an additional copy of Evans & Sutherland’s annual report on Form 10-K, including the consolidated financial statements and the financial statement schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. Direct any such correspondence to the Corporate Secretary of Evans & Sutherland.

EVANS & SUTHERLAND COMPUTER CORPORATION

Paul L. Dailey
Chief Financial Officer and Corporate Secretary

PROXY

EVANS & SUTHERLAND COMPUTER CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David H. Bateman and Paul L. Dailey and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of common stock of Evans & Sutherland Computer Corporation, a Utah corporation, held of record by the undersigned, on March 30, 2007, at the annual meeting of shareholders to be held on Thursday, May 17, 2007 at 11:00 a.m., local time, at Evans & Sutherland’s principal executive offices located at 770 Komas Drive, Salt Lake City, Utah 84108, or at any adjournment or postponement thereof, upon the matters set forth on the reverse, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DAVID J. COGHLAN AND DAVID H. BATEMAN TO THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF TANNER LC AS EVANS & SUTHERLAND’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007. PLEASE COMPLETE, SIGN, AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

SIDE 2

1.                                     ELECTION OF DIRECTORS: David J. Coghlan and David H. Bateman to serve three year terms expiring at Evans & Sutherland’s annual meeting to be held in the year 2010 and until their successors are duly elected and qualified.

☐            For all Nominees

☐            Withhold Authority to Vote for the Nominees listed below (To withhold authority for one or more individual Nominees, cross out the name of such person)

David J. Coghlan

David H. Bateman

☐            Abstain

2.                                     Proposal to ratify the appointment of Tanner LC as the independent registered accounting firm of Evans & Sutherland for the fiscal year ending December 31, 2007.

☐ For        ☐ Against        ☐ Abstain

3.                                     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Please mark, sign, date, and return this proxy card using the enclosed envelope.

Signature	Date	Signature	Date

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.